UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 26, 2009

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	0-16217	33-0041789
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer identification no.)

429 Memory Lane, Marshall, Texas 75672

(Address of principal executive offices)

(972) 996-5750

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS

(b) On and effective Wednesday August 26, 2009, Mr. Michel Amsalem and Mr. Joseph A. Ethridge resigned as directors of the North American Technologies Group, Inc. (the “Company”). The resignations of each of Mr. Amsalem and Mr. Ethridge were not because of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. D. Patrick Long expressed his thanks to both Mr. Amsalem and Mr. Ethridge and commended each of them for their dedicated service to the Company.

NORTH AMERICAN TECHNOLOGIES GROUP, INC.

Dated: August 27, 2009

By:	/s/ JOE B. DORMAN
Joe B. Dorman, Secretary